As filed with the Securities and Exchange Commission on September 1, 2009

Registration No. 333-65376

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT No. 2

to

FORM S-8

(NO. 333-65376)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accenture plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0627530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Accenture plc

1 Grand Canal Square

Grand Canal Harbour

Dublin 2, Ireland

(353) (1) 646-2000

(Address, including zip code, of Registrant’s principal executive office)

Accenture Ltd 2001 Share Incentive Plan

Accenture Ltd 2001 Employee Share Purchase Plan

(Full titles of the Plans)

Douglas G. Scrivner, Esq.

Richard Buchband, Esq.

Accenture plc

50 W. San Fernando Street, 12th Floor

San Jose, CA 95113

(408) 817-2100

(Name, address, including zip code, and telephone number, including area code, of Registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value US$0.0000225 per share	(1)	(1)	(1)	(1)

(1)	No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-8 (File No. 333-65376). Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Accenture plc, an Irish public limited company (the “Company” or “Registrant”), as successor issuer to Accenture Ltd, a Bermuda company (“Accenture Ltd”). On September 1, 2009, Accenture Ltd and the Company completed the scheme of arrangement pursuant to which the Accenture Ltd Class A and Class X common shares were cancelled and the Accenture Ltd Class A and Class X common shareholders received, on a one-for-one basis for the Accenture Ltd Class A and Class X common shares that were cancelled, new Accenture plc Class A and Class X ordinary shares, as applicable (or, in the case of fractional shares held of record, if any, cash) (the “Transaction”). As a result of the Transaction, Accenture Ltd is now a direct, wholly-owned subsidiary of the Company and the Company is the successor issuer to Accenture Ltd. In connection with the Transaction, the Company assumed Accenture Ltd’s existing obligations in connection with awards granted under Accenture Ltd’s incentive plans and other similar employee awards and amended such plans and awards as necessary to provide for the issuance of Accenture plc Class A ordinary shares rather than the Accenture Ltd Class A common shares upon the exercise of awards. This Post-Effective Amendment pertains to the adoption by the Company of Registration Statement No. 333-65376 on Form S-8 (the “Registration Statement”). The Company hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing of the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Accenture Ltd with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, are hereby incorporated by reference (excluding any information “furnished,” but not “filed” with the Commission) in this Registration Statement:

1.	Accenture Ltd’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008.

2.	Accenture Ltd’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2008, February 28, 2009 and May 31, 2009.

3.	Accenture Ltd’s Current Reports on Form 8-K, filed September 25, 2009, December 16, 2008, December 19, 2008, February 13, 2009, May 26, 2009, June 29, 2009, July 29, 2009, August 5, 2009, August 11, 2009 and August 20, 2009.

4.	The Current Report of the Company on Form 8-K12B, filed September 1, 2009 with the Commission under Section 12(b) of the Exchange Act, including the description of the Company’s Class A ordinary shares contained therein.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement, as amended hereby that indicates (x) that all securities offered have been sold or (y) which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference (excluding any information “furnished,” but not “filed” with the Commission) into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference (excluding any information “furnished,” but not “filed” with the Commission) herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Accenture plc’s articles of association contain indemnification and expense advancement provisions. That indemnity is subject to the provisions of the Irish Companies Acts. The Irish Companies Acts prescribe that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

Our directors and officers are covered by directors’ and officers’ insurance policies maintained by us.

In addition, Accenture International Sàrl has entered into indemnification agreements with or as to each of Accenture plc’s directors and secretary, providing for the indemnification of, and advancement of expenses to, these persons.

Item 7.	Exemption from Registration Claimed.

None.

Item 8.	Exhibits.

3.1	Memorandum and Articles of Association of Accenture plc (incorporated by reference to Exhibit 3.1 to the Company’s 8-K12B filed on September 1, 2009)

3.2	Certificate of Incorporation of Accenture plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to the Company’s 8-K12B filed on September 1, 2009)

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the Class A ordinary shares (filed herewith)

10.1	2001 Share Incentive Plan of Accenture Ltd (incorporated by reference to Exhibit 10.3 to the Accenture Ltd’s Registration Statement on Form S-1/A filed on July 12, 2001)

10.2	2001 Employee Share Purchase Plan of Accenture Ltd (incorporated by reference to Exhibit 10.1 to Accenture Ltd’s November 30, 2001 10-Q)

10.3	Assumption and General Amendment Agreement between Accenture plc and Accenture Ltd, dated September 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s 8-K12B filed on September 1, 2009)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended, (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 1, 2009.

ACCENTURE PLC

By:	/S/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William D. Green, Pamela J. Craig and Douglas G. Scrivner and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with the Registration Statement amended by this Post-Effective Amendment, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William D. Green William D. Green	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 1, 2009

/s/ Dina Dublon Dina Dublon	Director	September 1, 2009

/s/ Charles Giancarlo Charles Giancarlo	Director	September 1, 2009

/s/ Nobuyuki Idei Nobuyuki Idei	Director	September 1, 2009

/s/ William L. Kimsey William L. Kimsey	Director	September 1, 2009

Signature	Title	Date

/s/ Robert I. Lipp Robert I. Lipp	Director	September 1, 2009

/s/ Marjorie Magner Marjorie Magner	Director	September 1, 2009

/s/ Blythe J. McGarvie Blythe J. McGarvie	Director	September 1, 2009

/s/ Sir Mark Moody-Stuart Sir Mark Moody-Stuart	Director	September 1, 2009

/s/ Wulf von Schimmelmann Wulf von Schimmelmann	Director	September 1, 2009

/s/ Pamela J. Craig Pamela J. Craig	Chief Financial Officer (principal financial officer)	September 1, 2009

/s/ Anthony G. Coughlan Anthony G. Coughlan	Principal Accounting Officer and Controller (principal accounting officer)	September 1, 2009

/s/ Douglas G. Scrivner Douglas G. Scrivner	Authorized U.S. Representative	September 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association of Accenture plc (incorporated by reference to Exhibit 3.1 to the Company’s 8-K12B filed on September 1, 2009)

3.2	Certificate of Incorporation of Accenture plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to the Company’s 8-K12B filed on September 1, 2009)

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the Class A ordinary shares (filed herewith)

10.1	2001 Share Incentive Plan of Accenture Ltd (incorporated by reference to Exhibit 10.3 to Accenture Ltd’s Registration Statement on Form S-1/A filed on July 12, 2001)

10.2	2001 Employee Share Purchase Plan of Accenture Ltd (incorporated by reference to Exhibit 10.1 to Accenture Ltd’s November 30, 2001 10-Q)

10.3	Assumption and General Amendment Agreement between Accenture plc and Accenture Ltd, dated September 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s 8-K12B filed on September 1, 2009)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)